SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   December 17, 2008

 Expedite 3, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-52867
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

212 Carnegie Center #206
 Princeton, NJ 08540
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

609-524-2560
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 17, 2008, Sheila Hunter, the sole shareholder of Expedite 3, Inc., entered into a stock purchase agreement (the “Agreement”) with Malcolm Myers. Pursuant to the Agreement, Sheila Hunter transferred to Malcolm Myers 100,000 shares of our common stock which represents all of our issued and outstanding shares in consideration of $30,000.

The description of the material terms of the aforementioned Agreement included in Items 5.01 and 5.02 of this Form 8-K is incorporated by reference into this Item.

Item 5.01 Change in Control of Registrant.

On December 17, 2008, Sheila Hunter, the sole shareholder of Expedite 3, Inc., consummated a sale of 100,000 shares of our common stock to Malcolm Myers for an aggregate purchase price of $30,000. Following the closing of the stock purchase transaction, Malcolm Myers owns 100% interest in the issued and outstanding shares of our common stock.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On December 17, 2008, Sheila Hunter resigned as our President and member of the Board of Directors. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

On December 17, 2008, Netannel Jacobsson was appointed as the Chairman of our Board of Directors, and Malcolm Myers, Iser Steinmetz, Joel Duerr were appointed as members of our Board of Directors. In lieu of a special meeting of our Board of Directors on December 17, 2008, Malcolm Myers was appointed as the President, Joel Duerr the Chief Executive Officer, and Iser Steinmetz the Chief Technology Officer.

Malcolm Myers, 47 years old, President and Director

Malcolm Myers is our President and Director. Prior to his employment with us, Mr. Myers has been the Chief Executive Officer of a diamond exploration company in South Africa for four (4) years. From 2002 to 2006, Mr. Myers operated two (2) mines, one of which is a kimberlite mine and the other an alluvial mine. Prior to his employment as the CEO of the diamond exploration company, Mr. Myers had been an accountant and tax adviser in London for 12 years. Mr. Myers received his diploma class 2 in Accounting and Finance from Hatfield University UK in 1981.

Netannel Jacobsson, 41 years old, Chairman of the Board of Directors

Netannel Jacobsson is the Chairman of our Board of Directors. Since September 2007, Mr. Jacobsson has been working for the International Business Development of Facebook. From November 2005 to October 2007, Mr. Jacobsson was the owner of Mashup Media Ltd, where he was an active advisor to start-ups, venture capitalist firms and media agencies. Between May 2005 and September 2007, Mr. Jacobsson was the partner of Maxthon where he was responsible for international business & operations for a popular Beijing-based web browser. From July 2003 to July 2005, Mr. Jacobsson was the Director of Business Development at AOL where he was responsible to oversee international business development and build up non-existing relationship with leading advertisers and agencies from scratch.

Joel Duerr, 43 years old, Chief Executive officer

Mr. Duerr is a senior international business development executive and finance officer with a 15 years track record of experience in pharmaceutical, e-commerce and biotech industries. In 2008, he worked for the Marketing and Sales Excellence Academy at INSEAD, Fontainebleau. Between 2003 and 2008, he worked for the program of Marketing of Biotech at Ecole Polytechnique Fédérale de Lausanne (EPFL) in Switzerland. In 1998, Mr. Duerr received his Executive MBA Diploma in Strategic Marketing at Babson College. In 1995, he received his MBA in International Business from European University Montreux, CH and Dallas. In 1991, he received his B.S. in Economics from Basel University.

Iser Steinmetz, 37 years old, Chief Technology Officer

Since 2001, Iser Steinmetz has been the VP Head of IS Development at DKR Capital (Formally AIG Trading). In 1996 he founded CompuPro and operated the company between 1996 and 2001. He consulted for Bankers Trust and Deutsche Bank from 1998 to 2000, and consulted for Citigroup between 1997 and 1998. He received his First Certificate in Rabbinical/Biblical Studies from the College of Yeshiva Eyun Hatalmud in 1996.

As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which any of our officers or directors is a party in connection with their appointments at Expedite 3, Inc.

Item 9.01 Financial Statement and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

10.1	Stock Purchase Agreement between Sheila Hunter and Malcolm Myer Effective December 17. 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

             Expedite 3, Inc.

             By:  /s/ Malcolm Myers
   Name: Malcolm Myers
                    Title: President and Director

             Dated: December 19, 2008